Exhibit 99(a)

For Immediate Release
September 9, 2015

PotashCorp Appoints New Board Member

Saskatoon, Saskatchewan – Potash Corporation of Saskatchewan Inc. (PotashCorp) today announced that Mr. Aaron W. Regent has been appointed to the Board, effective September 9, 2015.

Mr. Regent, of Toronto, Ontario is the founding partner of Magris Resources Inc., which focuses on the acquisition, development and operation of mining properties. He was previously President and Chief Executive Officer of Barrick Gold Corporation, the world’s leading gold producer. He is also former President and Chief Executive Officer of the global mining company Falconbridge Ltd. Following its merger with Noranda, he was President of the combined company, which had operations in 18 countries.

Mr. Regent is a board member of The Bank of Nova Scotia and previously served on the boards of the International Council for Metals and Mining, the World Gold Council and was past Chairman of the Nickel Institute.

The addition of a new director is part of PotashCorp’s well-established director selection, evaluation and succession processes in terms of diversity, talent and timing of director recruitment.

“With his extensive experience in the global mining industry, we look forward to the insight and expertise Aaron will bring to our Board,” said Board Chairman John Estey.

As the world’s largest crop nutrient company, PotashCorp plays an integral role in global food production. The company produces the three essential nutrients required to help farmers grow healthier, more abundant crops. With global population rising and diets improving in developing countries, crop nutrients such as potash, phosphates and nitrogen offer a responsible and practical solution to help produce the food we need, from the land we have.

For further information please contact:

Investors Denita Stann Vice President, Investor and Public Relations Phone: (306) 933-8521 Fax: (306) 933-8844 Email: ir@potashcorp.com	Media Randy Burton Director, Public Relations and Communications Phone: (306) 933-8849 Fax: (306) 933-8844 Email: pr@potashcorp.com

This release contains “forward-looking statements” (within the meaning of the US Private Securities Litigation Reform Act of 1995) or “forward-looking information” (within the meaning of appropriate Canadian securities legislation) that relate to future events or our future performance. These statements can be identified by expressions of belief, expectation or intention, as well as those statements that are not historical fact. These statements often contain words such as “should,” “could,” “expect,” “may,” “anticipate,” “believe,” “intend,” “estimates,” “plans” and similar expressions. These statements are based on certain factors and assumptions as set forth in this document, including with respect to: foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, including our proposal to acquire K+S, and effective tax rates. While we consider these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Forward-looking statements are subject to risks and uncertainties that are difficult to predict. The results or events set forth in forward-looking statements may differ materially from actual results or events. Several factors could cause actual results or events to differ materially from those expressed in forward-looking statements including, but not limited to, the following: variations from our assumptions with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, and effective tax rates; fluctuations in supply and demand in the fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; costs and availability of transportation and distribution for our raw materials and products, including railcars and ocean freight; risks and uncertainties related to operating and workforce changes made in response to our industry and the markets we serve; risks and uncertainties related to our international operations and assets; failure to prevent or respond to a major safety incident; adverse or uncertain economic conditions and changes in credit and financial markets; the results of sales contract negotiations within major markets; economic and political uncertainty around the world; risks associated with natural gas and other hedging activities; changes in capital markets; unexpected or adverse weather conditions; catastrophic events or malicious acts, including terrorism; changes in currency and exchange rates; imprecision in reserve estimates; adverse developments in new and pending legal proceedings or government investigations; our prospects to reinvest capital in strategic opportunities and acquisitions, including our proposal to acquire K+S; our ownership of non-controlling equity interests in other companies; the impact of further technological innovation; increases in the price or reduced availability of the raw materials that we use; security risks related to our information technology systems; strikes or other forms of work stoppage or slowdowns; timing and impact of capital expenditures; rates of return on, and the risks associated with, our investments and capital expenditures; changes in, and the effects of, government policies and regulations; certain complications that may arise in our mining process, including water inflows; our ability to attract, retain, develop and engage skilled employees; risks related to reputational loss; earnings; and the decisions of taxing authorities, which could affect our effective tax rates. These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results and Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other documents and reports subsequently filed by us with the US Securities and Exchange Commission and the Canadian provincial securities commissions. Forward-looking statements are given only as of the date hereof and we disclaim any obligation to update or revise any forward-looking statements in this release, whether as a result of new information, future events or otherwise, except as required by law.